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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 7, 2001
Date of Report (Date of earliest event reported)

CHRISTOPHER & BANKS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0-19972 (Commission File Number)	06-1195422 (IRS Employer Identification No.)

2400 Xenium Lane North
Plymouth, Minnesota 55441
(Address of principal executive offices)

(612) 551-5000
(Registrant's telephone number, including area code)

Item 5. Other Events.

    On November 7, 2001, Christopher & Banks Corporation, a Delaware corporation, issued a notice of redemption to redeem on December 10, 2001 (the "Redemption Date"), all of its outstanding 12% Senior Notes due 2005 together with accrued and unpaid interest to the Redemption Date. The aggregate principle amount of the 12% Senior Notes is $5,300,000.

    Additional information about the transaction is included in the Notice of Redemption relating to the 12% Senior Notes attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 7. Exhibits.

Exhibit No.
99.1	Notice of Redemption relating to the 12% Senior Notes due 2005

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 13, 2001

CHRISTOPHER & BANKS CORPORATION (Registrant)
By:	/s/ Andrew K. Moller Andrew K. Moller Chief Financial Officer

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  Item 5. Other Events.
  Item 7. Exhibits.
SIGNATURES